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                                                                   EXHIBIT 10.20
                               LOAN OUT AGREEMENT


       THIS AGREEMENT is made as of the 1st day of November, 1999 (the "Effective Date"), by and between eSAT, Inc., a Nevada corporation ("eSAT") and Vantage Capital Corp., a California corporation (the "Corporation"), with respect to the following facts:

       A. eSAT is a publicly owned company providing satellite Internet and Digital Delivery Services and products.

       B. Michael C. Palmer, who is employed by the Corporation, has considerable management and business experience with respect to the operations of publicly owned companies.

       C. eSAT and the Corporation desire to enter into an agreement whereby the Corporation will loan out the services of Michael C. Palmer ("The CEO") as Chief Executive Officer of eSAT Inc.

The parties agree as follows:

1.     CEO'S RELATIONSHIP AND RESPONSIBILITIES.

       (a) CEO shall use his best efforts to provide such services as may be assigned to him from time to time by, and at the sole and exclusive discretion of the Board of Directors of eSAT. It is contemplated that such services will include a policy making function concerning the organization and management of eSAT that generally would be attributable to a company's chief executive officer.

       (b) CEO shall remain an employee of the Corporation and is not and shall not be construed to be an employee, partner, joint venture, agent, representative or participant of or with eSAT pursuant to this Agreement.

       (c) During the term of this Agreement, CEO shall devote such time to the performance of services contemplated by this Agreement as is reasonably necessary for a satisfactory performance. Without limiting the foregoing, CEO shall not, except upon the prior written consent of eSAT in each instance, perform any services similar to those contemplated to be performed by CEO under this Agreement for any individual or entity engaged in any business which is the same as or similar to the business engaged in any time during the term of this Agreement by eSAT. In no event shall CEO engage in activities adverse to eSAT's interests.





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LOAN OUT AGREEMENT
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       (d)    The Corporation hereby warrants it is a corporation duly organized and existing under the laws of California, that CEO is its employees and that it has the power and authority to contract for CEO services as provided herein. The Corporation further represents that there is no agreement preventing the fulfillment of this Agreement or which shall impair of diminish the value of the rights granted under this Agreement.

       (e) The obligations of eSAT under this Agreement are subject to CEO entering into a Confidentiality and Indemnification Agreement in the form attached hereto as Addendum B of this Agreement.

2.     COMPENSATION.

       (a) Base Fee. In consideration of all services performed by CEO under this Agreement, the Corporation shall be entitled to receive a consulting fee of $25,000 per month payable on the last day of each month during the term of this Agreement.


       (b) Incentive Payment. Within thirty (30) days following the close of each year of the services under this Agreement, eSAT shall pay the Corporation an incentive payment in an amount equal to three (3%) percent of the increase in eSAT's shareholder value, if any, experienced during such year of services. For this purpose, eSAT's shareholder value shall be determined as of each of the first and last day of the applicable year of services as follows.

                     Total number of eSAT's common stock shares outstanding on such date, as determined for purposes of computing eSAT's basic earnings per share in accordance with generally accepted accounting principles

                            Multiplied by

                     The bid price per share for eSAT's common stock on such date.

              If the CEO serves for less than twelve (12) months during the final year of this Agreement, then the Corporation will be paid a pro rata share of the full-year incentive payment based upon time actually served by the CEO during such final year.





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       (c)    Expenses. CEO shall be entitled to incur necessary and reasonable travel expenses to perform his duties under the Agreement as authorized by the Board of Directors. CEO shall furnish appropriate proof of such expenses as are requested by eSAT and will be reimbursed for such expenses on a monthly basis.

       (d) Grant of Stock Options. In further consideration of the foregoing, eSAT hereby grants to the Corporation an option to purchase an aggregate of 1,000,000 shares of eSAT's Common Stock at an exercise price of Three Dollars ($3.00) per share. Such option shall vest and become exercisable in accordance with the terms and conditions set forth in the Stock Option Agreement, which is attached hereto as Addendum A of this Agreement.

       (e) Throughout the term of this Agreement, eSAT shall provide CEO with the use of an automobile and driver.

       (f) As a non-employee of the Corporation, CEO shall not be eligible to participate in fringe benefit, welfare benefit, retirement benefit or deferred compensation plans or programs of eSAT other than as provided herein or as authorized by the Board of Directors.

3.     CONFIDENTIAL DATA.

       (a) The Corporation acknowledges that CEO and/or it may from time to time receive certain non-public information ("Proprietary Information") including, without limitation, trade secrets, proprietary know-how, names of customers, and other matters relating to eSAT's business or eSAT's suppliers or customers. The Corporation expressly agrees that neither it nor any of its employees or agents shall communicate, disclose or make available all or any party of the Proprietary Information to any third party, except, when necessary, in furtherance of eSAT;s business. The Corporation agrees that it shall use its best efforts to prevent, inadvertent disclosure of the Proprietary Information to any third party. The Corporation further agrees that it shall not copy or use, nor permit others to copy or use, directly or indirectly, the Proprietary Information other than for the purpose of the transactions contemplated by this Agreement. Should CEO conceive any invention as a result of reviewing the Proprietary Information or rendering services to eSAT hereunder, the Corporation agrees to assign or to cause to be assigned such invention to eSAT.

       (b) The Corporation agrees and acknowledges that the Proprietary Information and all copies of and written materials summarizing, describing or relating to such information, whether supplied by eSAT or others or compiled by CEO shall be the property of eSAT and shall be returned promptly to eSAT upon termination or expiration.




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       (c)    The parties agree that the public disclosure by eSAT of any part of the Proprietary Information will release the Corporation from the foregoing obligations only with respect to that portion of the Proprietary Information actually disclosed by eSAT.

       (d) Each of the parties agrees that it shall not disclose any of the terms or provisions of this Agreement to any third party except with the prior written consent of the other party hereto or as may be required by applicable law.

       (e) Injunctive Relief. The Corporation hereby acknowledges that the loss to eSAT which would arise from a material breach of the confidentiality obligations provision contained in this Agreement cannot be reasonably or adequately compensated in damages in an action at law. The Corporation therefore expressly agrees eSAT in addition to any other rights or remedies which it may possess, shall be entitled to injunctive relief to prevent a breach of the confidentiality obligations provision contained in this Agreement.

       (f) The provisions of this Section 3 shall survive the termination or expiration of this Agreement.

4.     USE OF ESAT'S OR CEO'S NAME.

       Neither the Corporation nor CEO shall not use the name or trademarks of eSAT on any written document, stationery, business cards, advertisement, building directory, telephone directory, office door, or in any other manner without the prior written consent of eSAT.

       eSAT shall not use the name or trademarks of either the Corporation or CEO on any written document, stationery, business cards, advertisement, building directory, telephone directory, office door, or in any other manner without the prior written consent of the Corporation except where the use may be required by applicable law.

5.     TERM OF AGREEMENT, TERMINATION.

       (a) The term of this Agreement (the "Loan Out Term") shall be for a period of thirty six (36) months, commencing on the Effective Date and continuing through and including October 31, 2002, unless otherwise terminated as provided in this Section.





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       (b)    Either party may terminate this Agreement with or without cause at any time upon 30 days' advance written notice and the Agreement shall then terminate at the end of the 30-day period. In the event the Agreement is terminated by eSAT prior to October 31, 2002, the Corporation shall receive compensation, pursuant to Section 2 (a) for one year with no further obligation to perform services hereunder.

       (c) As a material inducement to eSAT to enter into this Agreement, the Corporation expressly agrees that eSAT shall have no obligation to extend the term of this Agreement beyond the initial Term stated herein and that, notwithstanding any particular circumstances of the Corporation's or CEO's investment or expenditure of time, or effort in connection with the performance of the Corporation's duties under this Agreement, any termination or expiration of this Agreement in accordance with this Section 5 shall be without liability of eSAT to the Corporation by reason of any such termination or expiration. The Corporation expressly acknowledges that eSAT has not made any representations as to the possible or expected duration of this Agreement, except as provided herein.

       (d) Upon the expiration or termination of this Agreement, the Corporation and CEO shall immediately (i) discontinue all use of eSAT's name and any and all trademarks, trade names or designations of origin owned or used by eSAT or eSAT's suppliers;
              (ii) return to eSAT all literature, advertising and promotional material, displays, business cards and similar items which may have been furnished by eSAT to CEO; (iii) cease representing to the public or to any person or entity that either the Corporation or CEO has any relationship with eSAT; and (iv) deliver to eSAT all files, permits, licenses and the like obtained or maintained by the Corporation or CEO on behalf of eSAT or in connection with the business of eSAT.

6.     GOVERNING LAW; ARBITRATION; EQUITABLE REMEDIES.

       (a) Governing Law. This Agreement and all other contracts between the parties relating to eSAT's business, whether now existing or hereafter arising, shall exclusively be governed by and interpreted in accordance with the laws of the State of California, without reference to principles of conflicts of law.

       (b) Arbitration. Subject to paragraph (c) of this Section, any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, breach, termination or validity hereof shall be settled finally by arbitration conducted in Los Angeles, California in accordance with the Rules of the American Arbitration Association as then in force by



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              one arbitrator appointed in accordance with such rules. The arbitrator shall decide all matters in accordance with applicable law and this Agreement. All costs in connection with any proceedings hereunder, other than the attorneys'; fees and disbursements of each party, shall be borne equally by the parties, unless otherwise determined by the arbitrator. The arbitrator's award shall be final conclusive and binding on the parties, and shall be the exclusive remedy regarding any claims, counterclaims, issues or accounting presented or pled to the arbitrator. Judgment on the award may be entered in any applicable jurisdiction and fees incidental to the enforcement of any award shall be charged, to the maximum permitted extent, against the party resisting enforcement.

       (c) Provisional Remedies. Paragraph (b) of this Section shall not limit the right of any party to seek to obtain in any court or other tribunal any interim relief or provisional remedy, including, without limitation, injunctive relief or attachment. Seeking or obtaining such interim relief or provisional remedy shall not constitute waiver of the right to arbitration hereunder.

7.     GENERAL PROVISIONS.

       (a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon delivery if delivered personally, one full business day after proper telex or facsimile transmittal if transmitted by telex or facsimile, or five full business days after mailing if mailed by certified or registered airmail, return receipt requested, postage prepaid, addressed as follows:

              To eSAT:                    eSAT Inc.
                                          16520 Harbor Boulevard, Bldg G.
                                          Fountain Valley, CA 92708
                                          Attention: President

              To the Corporation:         Michael C. Palmer
                                          C/O  eSAT, Inc.
                                          16520 Harbor Boulevard, Bldg G
                                          Fountain Valley, CA 92708

       (b) Severability. If any provision of this Agreement, or any portion of any such provision, is held to be unenforceable or invalid, the remaining provisions and portions shall nevertheless be carried into effect to the maximum extent permitted by applicable law.





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       (c)    Waivers. All rights of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights and shall not limit or prejudice any other legal or equitable rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right shall operate as a waiver of such right or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

       (d) Language of Contract; Headings. The headings contained in this Agreement are for convenience only and are a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

       (e) Assignment. It is expressly acknowledged and agreed that the personal services of CEO are of the essence of this Agreement. Accordingly, the Corporation shall have no right to assign, or delegate to any other person the responsibilities to be performed by CEO or to substitute any other person in CEO's place.

       (f) Binding Effect. Subject to the provisions of Section 8(e) hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, assigns and legal and personal representatives.

       (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

       (h) Payroll and Withholding Taxes. The Corporation is an independent contractor and CEO is not an employee of eSAT. All payments to be made or benefits to be provided hereunder by eSAT shall not be subject to reduction for any applicable payroll-related or withholding taxes, and the Corporation agrees to hold eSAT harmless from any payroll-related or withholding tax liability.

       (i) Restricted Shares. The Corporation understands that the shares of common stock of eSAT that it may receive upon its exercise of a stock option granted pursuant to Section 2 will not be registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws and may not be sold, transferred, assigned,



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              pledged or otherwise disposed of unless there is an effective registration statement under such act covering such shares of common stock and such shares of common stock have been registered or qualified under applicable state securities laws, or eSAT receives an opinion of counsel, acceptable to eSAT, that such sale, transfer, assignment, pledge or disposition is exempt from the registration and prospectus delivery requirements of such act and such state laws. The Corporation acknowledges that the shares of common stock that it may receive upon its exercise of such stock option will be stamped with a legend substantially similar to the preceding sentence and that eSAT's transfer agent will be issued stop transfer orders with respect to the shares of common stock the Corporation receives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

ESAT INC.                                    VANTAGE CAPITAL GROUP

By:     /s/ Chet Noblett                     By:    /s/ Michael C. Palmer
   --------------------------------             --------------------------------
        Chet Noblett                                Michael C. Palmer
        Chairman                                    President


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